UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2004

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-108780	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)

(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On November 23, 2004, we filed a Current Report on Form 8-K with regard to the acquisition on that date by our wholly-owned subsidiary Hines REIT Properties, L.P., of 35,000 units of partnership interest in Hines-Sumisei U.S. Core Office Fund, L.P. as described in such Current Report. The purpose of this Amendment to Current Report on Form 8-K/A is to include the financial information required to be included in such Current Report by Article 3 of Regulation S-X.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. The following financial statements are submitted at the end of this Amendment to Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

     Hines—Sumisei U.S. Core Office Fund, L.P. Consolidated Financial Statements—Nine months ended September 30, 2004 (unaudited) and the period from August 8, 2003 to December 31, 2003:

          Independent Auditors’ Report
          Consolidated Balance Sheets
          Consolidated Statements of Operations
          Consolidated Statement of Partners’ Equity (Deficit)
          Consolidated Statements of Cash Flows
          Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information. See paragraph (a) above.

     Hines Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements-September 30, 2004:

          Unaudited Pro Forma Consolidated Balance Sheet
          Unaudited Pro Forma Consolidated Statement of Operations
          Unaudited Note to Pro Forma Consolidated Financial Statements

     (c) Exhibits. None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

February 7, 2005	By:	/s/ Sherri W. Schugart

Sherri W. Schugart
Chief Financial Officer

INDEPENDENT AUDITORS’ REPORT

To the Partners of Hines–Sumisei U.S. Core Office Fund, L.P.:

We have audited the accompanying consolidated balance sheet of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries (the “Fund”) as of December 31, 2003, and the related consolidated statements of operations, changes in partners’ equity (deficit) and cash flows for the period August 8, 2003 (date of inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the period August 8, 2003 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Houston, Texas
February 7, 2005

Hines-Sumisei U.S. Core Office Fund, L.P.
CONSOLIDATED BALANCE SHEETS

	September 30, 2004
	(Unaudited)	December 31, 2003
ASSETS
Investment property, at cost:
Developed property -
Building and improvements, net of accumulated depreciation of $9,867,183 (unaudited) and $2,729,327 at September 30, 2004 and December 31, 2003, respectively	$561,505,655	$294,666,329

In place leases, net of accumulated amortization of $21,334,747 (unaudited) and $3,893,743 at September 30, 2004 and December 31, 2003, respectively	263,671,191	77,442,983
Land	283,371,419	169,719,475

Total Investment Property	1,108,548,265	541,828,787

Cash and cash equivalents	44,614,465	6,567,076
Restricted cash	8,589,945	10,578,181
Straight-line rent receivable	8,462,916	2,879,106
Tenant and other receivables	1,958,281	2,622,226

Deferred financing costs, net of accumulated amortization of $2,038,205 (unaudited) and $586,539 at September 30, 2004 and December 31, 2003, respectively	24,196,985	7,632,231

Deferred leasing costs, net of accumulated amortization of $118,572 (unaudited) and $22,126 at September 30, 2004 and December 31, 2003, respectively	2,566,538	858,783

Acquired above-market leases, net of accumulated amortization of $9,753,489 (unaudited) and $1,549,078 at September 30, 2004 and December 31, 2003, respectively	162,136,229	25,282,799
Prepaid expenses and other assets	4,996,227	130,117

Total	$1,366,069,851	$598,379,306

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:

Accounts payable and accrued expenses	$17,842,672	$6,333,996

Acquired below-market leases, net of accumulated amortization of $3,174,327 (unaudited) and $787,083 at September 30, 2004 and December 31, 2003, respectively	17,286,840	10,348,291
Other liabilities	15,636,455	1,853,043
Distributions payable	10,468,465	—
Dividends payable to minority interest holders	13,960,754	2,356,471
Notes payable	739,733,000	442,957,714

Total liabilities	814,928,186	463,849,515

MINORITY INTEREST	279,928,385	136,651,921

PARTNERS’ EQUITY (DEFICIT)	271,213,280	(2,122,130)

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$1,366,069,851	$598,379,306

See notes to consolidated financial statements.

Hines-Sumisei U.S. Core Office Fund, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months	August 8, 2003
	Ended	(Date of
	September 30,	Inception)
	2004	to December 31,
	(Unaudited)	2003
REVENUES:
Rental income	$89,489,904	$30,795,574
Other	400,181	101,987

Total	89,890,085	30,897,561

EXPENSES:
Depreciation and amortization	24,675,306	6,645,196
Interest	20,129,727	8,865,782
Operating	15,491,495	3,547,814
Real property taxes	15,003,473	5,517,832
Property management fees	2,363,377	740,392
General and administrative	1,987,000	2,471,278

Total expenses	79,650,378	27,788,294

INCOME BEFORE INTEREST INCOME AND MINORITY INTEREST IN EARNINGS OF CONSOLIDATED ENTITIES	10,239,707	3,109,267

INTEREST INCOME	191,520	24,146

INCOME BEFORE MINORITY INTEREST IN EARNINGS OF CONSOLIDATED ENTITIES	10,431,227	3,133,413

Minority Interest in Earnings of Consolidated Entities	(6,877,612)	(4,709,701)

NET INCOME (LOSS)	$3,553,615	$(1,576,288)

See notes to consolidated financial statements.

Hines-Sumisei U.S. Core Office Fund, L.P.
CONSOLIDATED STATEMENT OF PARTNERS’ EQUITY (DEFICIT)

	General Partner	Limited Partners	Total
BALANCE—August 8, 2003 (date of inception)

Contributions from Partners	$10	$990	$1,000

Distributions to Partners	(5,469)	(541,373)	(546,842)

Net Loss	(15,763)	(1,560,525)	(1,576,288)

BALANCE—December 31, 2003	(21,222)	(2,100,908)	(2,122,130)

Contributions from Partners (Unaudited)	284,990	319,724,681	320,009,671

Distributions to Partners (Unaudited)	(23,625)	(15,193,580)	(15,217,205)

Net Income (Unaudited)	5,874	3,547,741	3,553,615

Redemption of Partnership Interests (Unaudited)		(35,010,671)	(35,010,671)

BALANCE—September 30, 2004 (Unaudited)	$246,017	$270,967,263	$271,213,280

See notes to consolidated financial statements.

Hines-Sumisei U.S. Core Office Fund, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

		August 8, 2003 (Date of Inception) to December 31, 2003
	Nine Months Ended
	September 30, 2004
	(Unaudited)
Net Income (Loss)	$3,553,615	$(1,576,288)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities—
Depreciation and amortization	26,126,975	7,231,735
Amortization of above and below market leases, net	5,817,168	761,995
Minority interest in earnings of consolidated entities	6,877,612	4,709,701
Changes in assets and liabilities:
Decrease (Increase) in tenant and other receivables	663,945	(2,622,226)
Increase in straight-line rent receivable	(5,583,810)	(2,879,106)
Additions to deferred lease costs	(1,804,201)	(880,909)
Increase in prepaid expenses and other assets	(4,866,110)	(130,117)
Increase in accounts payable and accrued expenses	11,507,987	6,333,996
Increase in other liabilities	13,783,412	1,853,043

Net cash provided by operating activities	56,076,593	12,801,824

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in property	(591,298,341)	(548,451,857)
Decrease (Increase) in restricted cash	1,988,236	(10,578,181)
Increase in acquired above-market leases	(145,057,841)	(26,831,877)
Increase in acquired below-market leases	9,325,794	11,135,374

Net cash used in investing activities	(725,042,152)	(574,726,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	320,009,671	1,000
Contributions from minority interests	190,181,241	139,619,755
Distributions to partners	(4,748,740)	(546,842)
Dividends to minority interest holders	(42,178,106)	(5,321,064)
Redemption to partners	(35,010,671)
Proceeds from notes payable	436,339,892	445,457,714
Repayments of notes payable	(139,564,606)	(2,500,000)
Additions to deferred financing costs	(18,015,733)	(8,218,770)

Net cash provided by financing activities	707,012,948	568,491,793

NET INCREASE IN CASH AND CASH EQUIVALENTS	38,047,389	6,567,076

CASH AND CASH EQUIVALENTS—Beginning of period	6,567,076	—

CASH AND CASH EQUIVALENTS—End of period	$44,614,465	$6,567,076

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Cash paid during the period for interest	$13,744,004	$8,087,861

Distributions Payable	$10,468,465	$—

Dividends Payable to minority interest holders	$13,960,754	$2,356,471

See notes to consolidated financial statements.

Hines-Sumisei U.S. Core Office Fund, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 (UNAUDITED)
AND FOR THE PERIOD FROM AUGUST 8, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

1.	ORGANIZATION

Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund has third-party investors that are primarily U.S. and foreign institutional investors. The Managing General Partner is Hines U.S. Core Office Capital LLC (“Capital”), an affiliate of Hines.

The following table shows the Fund’s interest in its consolidated entities and their related Operating Entities and Properties as of December 31, 2003 and September 30, 2004 (unaudited):

	Interest in Consolidated	Interest in Consolidated
	Entity as of December 31,	Entity as of September
Consolidated Entity	2003	30, 2004 (unaudited)	Operating Entities (the “Companies”)	Properties

Hines-Sumisei NY Core Office Trust	23.98%	41.60%	Hines 1200 Nineteenth Street LLC	1200 19th Street
			Hines 425 Lexington Avenue LLC	425 Lexington
			Hines 499 Park LLC	499 Park Avenue

Hines-Sumisei NY Core Office Trust II	N/A	41.60%	Hines 600 Lexington Avenue LLC	600 Lexington Avenue

Hines-Sumisei U.S. Core Office Trust	N/A	87.91%	Hines -Sumisei U.S. Core Office Properties, LP	One Shell Plaza
				Two Shell Plaza
				55 Second Street
				101 Second Street
			Hines U.S. Services, Inc.	Shell Parking Garage

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation— The consolidated financial statements include the accounts of the Fund as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interests. All significant intercompany balances and transactions have been eliminated.

The consolidated financial statements as of September 30, 2004 included in this report are unaudited. All adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Revenue Recognition—For financial reporting purposes, the Companies recognize rental revenue on a straight-line basis over the life of the lease. Straight-line rent receivable included in the accompanying consolidated balance sheets consist of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition over the remaining term of the related leases and the tenants’ actual rent due under the lease.

Property—Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for the building. Major replacements where the betterment extends the useful life of the asset are capitalized. Maintenance and repair items are charged to expense as incurred.

The Properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each property into the foreseeable future on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect impairment in the value of the asset. At September 30, 2004 (unaudited) and December 31, 2003, management believes no such impairment has occurred.

Upon acquisition of real estate, the Companies allocate the purchase price to tangible assets of an acquired property (which includes land, building and improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Companies record above-market and below-market in-place lease values for acquired properties based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts payable pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Companies then amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable term of the respective leases. The Companies also amortize any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable term of the respective leases.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Companies’ overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The value of the in-place leases is amortized to expense over the remaining term of the respective leases, which range from 1-22 years. The value of customer relationship intangibles are amortized to expense over the remaining term of the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

Amortization of allocated purchase price assets (excluding fixed assets) for the nine months ended September 30, 2004 and for the period August 8, 2003 through December 31, 2003 was $17,441,004 (unaudited) and $3,893,743, respectively for in-place leases and $5,817,167 (unaudited) and $761,995, respectively for out of market leases, net. Anticipated amortization for the next five years is as follows:

As of September 30, 2004 (unaudited):

	In Place	Out of Market
Year ending December 31	Leases	Leases, net
2005	$34,300,828	$16,787,518
2006	26,726,699	14,495,889
2007	24,678,731	14,405,407
2008	22,170,673	15,177,158
2009	19,647,703	14,942,633

As of December 31, 2003:

	In Place	Out of Market
Year ending December 31	Leases	Leases, net
2004	$10,513,037	$1,848,734
2005	10,491,768	1,891,329
2006	9,384,129	791,033
2007	8,426,209	915,769
2008	6,697,265	1,786,619

Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

Deferred Financing Costs—Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the nine months ended September 30, 2004 and for the period August 8, 2003 to December 31, 2003, $1,451,666 (unaudited) and $586,539 was amortized into interest expense, respectively.

Deferred Leasing Costs— Direct leasing costs, primarily third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. For the nine months ended September 30, 2004 and for the period August 8, 2003 through December 31, 2003, amortization expense was $96,446 (unaudited) and $22,126, respectively.

Cash and Cash Equivalents—For purposes of the statement of cash flows, cash and cash equivalents are defined as cash on hand and investment instruments with original maturities of three months or less.

Restricted Cash— At September 30, 2004 (unaudited), restricted cash primarily consists of tenant security deposits. At December 31, 2003, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements, leasing commissions and replacement reserves. Substantially all restricted cash is invested in demand and short-term instruments.

Income Taxes— No provision for income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Newly Adopted Accounting Pronouncements—In January 2003, FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”) which was revised in December 2003. FIN 46, as amended, establishes criteria to identify and assess a company’s interest in variable interest entities and for consolidating those entities. This Interpretation is effective immediately for nonpublic companies regarding their interests in entities that were formed after December 31, 2003 and will be effective no later than the beginning of the first annual period beginning after December 31, 2004 for their interests in entities that were formed on or before December 31, 2003. Management does not believe that adoption of this Interpretation related to variable interests in entities formed prior to December 31, 2003 will have a material impact on the Fund’s financial statements. For those entities formed subsequent to December 31, 2003, in which the Fund has an interest, the adoption of this Interpretation did not have a material impact on the Fund’s financial statements.

The FASB issued Interpretation No. 45, “Guarantors’ Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), requiring a guarantor to disclose its guarantees. The initial measurement and recognition requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Funds’ financial statements.

3.	ASSET ACQUISITIONS

During the period August 8, 2003 through December 31, 2003 and for the nine months ended September 30, 2004 (unaudited) the Fund acquired an interest in the following Properties:

In August 2003, the Fund, along with other affiliated and unaffiliated entities, acquired three office buildings, 425 Lexington Avenue and 499 Park Avenue in New York City and 1200 Nineteenth Street in Washington, D.C., for a purchase price, including transaction, financing and working capital costs, of approximately $581,100,000. These properties consist of a total of approximately 1,192,000 square feet.

In February 2004, the Fund, along with other affiliated and unaffiliated entities, acquired 600 Lexington Avenue for a purchase price, including transaction, financing and working capital costs, of approximately $91,600,000. The office building is located in New York City and consists of approximately 278,600 square feet.

In May 2004, the Fund, along with other affiliated and unaffiliated entities, purchased an indirect tenant-in-common interest in One Shell Plaza and Two Shell Plaza for a purchase price, including transaction, financing and working capital costs, of approximately $351,772,000. The office buildings are located in Houston, Texas and consist of a total of approximately 1,925,000 square feet.

In September 2004, the Fund, along with other affiliated and unaffiliated entities, acquired 55 Second Street and 101 Second Street for a purchase price, including transaction, financing and working capital costs and interest rate buy-down fees, of approximately $305,000,000. The office buildings are located in San Francisco, California and consist of a total of approximately 766,200 square feet.

The Fund has not completed its purchase accounting cost allocations for those properties acquired in 2004. Accordingly, certain asset and liability classifications may differ from those presented herein.

4.	NOTES PAYABLE

The Fund’s notes payable consists of the following:

			Outstanding Principal
			Balance at 9/30/2004	Outstanding Principal
Description	Interest Rate	Maturity Date	(Unaudited)	Balance at 12/31/2003
Secured Non-recourse Fixed Rate
Mortgage Loan Agreements:
Bank of America/Connecticut General Life Insurance:
Note A1	4.7752%	9/1/2013	$160,000,000	$160,000,000
Note A2	4.7752%	9/1/2013	104,600,000	104,600,000
Note B	4.9754%	9/1/2013	51,805,000	51,805,000
Prudential Financial, Inc.	5.74%	3/1/2014	49,850,000
Prudential Mortgage Capital Company Note A	4.64%	6/1/2014	131,962,500
Prudential Mortgage Capital Company Note B	5.29%	6/1/2014	63,537,500
Nippon Life Insurance Companies - 55 Second Street	5.13%	9/20/2014	80,000,000
Nippon Life Insurance Companies - 101 Second Street	5.13%	4/19/2010	75,000,000

			716,755,000	316,405,000

Variable Rate
Mezzanine Loan Agreements:
Bank of America/Connecticut General Life Insurance	LIBOR + 3.75% to 4.25%	9/7/2004		82,500,000
Prudential Mortgage Capital Company	30 day LIBOR + 3.75%	10/1/2005	22,978,000

Affiliated Entity	Prime + 3%	8/18/2006		44,052,714

			22,978,000	126,552,714

Total			$739,733,000	$442,957,714

Description of Secured Non-recourse Fixed Rate Notes Payable

Bank of America/Connecticut General Life Insurance Note A and Note B – 425 Lexington, 499 Park Avenue and 1200 Nineteenth Street

The loan agreement obligations are secured by mortgages on 425 Lexington Avenue, 499 Park Avenue and 1200 Nineteenth Street, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. This debt is not recourse to the Fund. The loan agreement requires monthly payments of interest only and all outstanding principal and unpaid interest must be paid by September 1, 2013. No prepayment of the loan agreement is allowed prior to September 1, 2005. After September 1, 2005, prepayment of the entire principal balance of the loan is permitted with payment of a premium.

Prudential Financial, Inc. – 600 Lexington (unaudited)

On February 2, 2004, Hines 600 Lexington Ave LLC entered into a loan agreement (the “Note”) with Cigna Retirement & Investment Services. The loan was subsequently transferred to Prudential Financial, Inc. under the original terms in April of 2004. The loan agreement obligations are secured by a mortgage on 600 Lexington Avenue, the leases on the property, a security interest in personal property in the property and an assignment of the property management agreement. This debt is not recourse to the Fund. The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by March 1, 2014. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium.

Prudential Mortgage Capital Company – One Shell Plaza and Two Shell Plaza (unaudited)

The loan agreement obligations are secured by mortgages on One Shell Plaza and Two Shell Plaza, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. The loan agreement requires monthly interest-only payments for the first five years and payments of principal and interest on a 30-year amortization schedule for years 6 through 10 of its 10-year term. All outstanding principal and unpaid interest must be paid by June 1, 2014. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender.

Nippon Life Insurance Companies – 55 Second Street (unaudited)

The loan is secured by a mortgage on 55 Second Street, the leases on the property, a security interest in personal property in the property and an assignment of the management agreement. The debt is not recourse to the Fund. The loan requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 20, 2014. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies – 101 Second Street loan. Prepayment of this loan is not allowed during the first two years of the term. Thereafter, prepayment of the entire principal balance is allowed with payment of a prepayment penalty.

Nippon Life Insurance Companies – 101 Second Street (unaudited)

The loan is secured by a mortgage on 101 Second Street, the leases on the property, a security interest in personal property in the property and an assignment of the management agreement. The debt is not recourse to the Fund. The loan requires monthly interest payments and all outstanding principal and unpaid interest must be paid by April 19, 2010. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies – 55 Second Street loan. Prepayment of this loan is not allowed during the first two years of the term. Thereafter, prepayment of the entire principal balance is allowed with payment of a prepayment penalty.

Description of Variable Rate Notes Payable

Bank of America/Connecticut General Life Insurance Mezzanine Loan

In connection with the acquisition of 425 Lexington, 499 Park Avenue and 1200 Nineteenth Street, a wholly-owned subsidiary of Hines-Sumisei NY Core Office Trust, entered into a mezzanine loan agreement with Bank of America and Connecticut General Life Insurance in the principal amount of $85,000,000. A payment of $2,500,000 was made by the subsidiary in October 2003 against the principal balance. The margin rate on the loan through and including December 31, 2003 was 3.75%.

The mezzanine loan was secured by this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and is not recourse to the Fund. All outstanding principal and interest was paid in full on April 26, 2004.

Prudential Mortgage Capital Company Mezzanine Loan (unaudited)

In connection with the acquisition of 55 Second Street and 101 Second Street, an indirect subsidiary of the Fund, entered into a mezzanine loan agreement with Prudential Mortgage Capital Company, LLC. The mezzanine loan is secured by this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and is not recourse to the Fund. This loan has a term of twelve months (subject to one six-month extension option) and requires monthly installments of interest only for the stated term. Prepayment of the entire principal balance of this loan is permitted upon 30 days' written notice. The interest rate at September 30, 2004 (unaudited) for this loan was 5.5901%.

Affiliate Note Payable

In conjunction with the acquisition of 425 Lexington Avenue, 499 Park Avenue and 1200 Nineteenth Street, the Fund entered into a loan agreement with Hines U.S. Core Office Capital Associates II (“Associates II”), a related party, whereby Associates II advanced $44,052,714 to the Fund in accordance with the Partnership Agreement and a promissory note.

The note payable bore simple interest through maturity at the greater of (i) the rate announced by Chase Bank, N.A., Houston, Texas as its prime rate plus 3.0% or (ii) the “applicable federal rate” as defined in Section 1274(d) of the Internal Revenue Code of 1986. For the period of August 8, 2003 through December 31, 2003, the interest rate applied to the outstanding balance was 7.0%.

Interest only payments were due on each June 30th and December 31st during the period in which the note payable was outstanding. The outstanding principal balance on the note payable was due either on demand by Associates II, in accordance with the Partnership Agreement, or, if demand was not made, on or before August 18, 2006.

The affiliate note payable was converted to equity on February 2, 2004.

As of September 30, 2004 (unaudited) and December 31, 2003, the scheduled principal payments on notes payable are due as follows:

As of September 30, 2004 (unaudited):

Year Ending December 31

2005	22,978,000
2006	—
2007	—
2008	—
2009	1,465,448
Thereafter	715,289,552

Total	$739,733,000

As of December 31, 2003:

Year Ending December 31

2004	$126,552,714
2005	—
2006	—
2007	—
2008	—
Thereafter	316,405,000

Total	$442,957,714

Each of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at September 30, 2004 (unaudited) and December 31, 2003. In addition, certain notes had a subjective acceleration clause for the debt based on the occurrence of an event with a material adverse effect, as defined, in the agreements.

5.	RENTAL INCOME

The Properties have entered into non-cancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space.

As of September 30, 2004 (unaudited), the approximate fixed future minimum rentals and square feet expiring in various years through 2027 are as follows:

	Fixed Future	Square Feet
Year ending December 31	Minimum Rentals	Expiring
2005	$127,608,353	78,723
2006	123,885,327	184,501
2007	122,155,997	297,655
2008	109,190,198	86,338
2009	112,439,591	111,706
Thereafter	695,488,206	3,039,165

Totals	$1,290,767,672	3,798,088

At September 30, 2004 (unaudited), approximately 3,798,088 square feet, representing 94% of the Properties’ net rentable area, was leased to tenants under operating leases. Of the total net rentable area leased, approximately

•	1,211,000 square feet or 30% was leased to two tenants in the oil and gas industry, whose leases expire on December 31, 2015, and

•	1,145,519 square feet or 28% of the net rentable area was leased to several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

As of December 31, 2003, the approximate fixed future minimum rentals and square feet expiring in various years through 2018 are as follows:

Year ending December 31	Fixed Future Minimum Rentals	Square Feet Expiring
2004	$70,690,433	—
2005	71,137,788	8,821
2006	66,206,601	114,970
2007	61,991,293	222,616
2008	52,695,522	278,248
Thereafter	328,545,541	555,510

Totals	$651,267,178	1,180,165

At December 31, 2003, approximately 1,183,165 square feet, representing 99% of the Properties’ net rentable area, was leased to tenants under operating leases. Of the total net rentable area leased, approximately

•	598,464 square feet or 51% was leased to three tenants in the legal services industry, whose leases expire on September 30, 2007 and October 31, 2018,

•	271,315 square feet or 23% was leased to one tenant in the banking industry, whose lease expires on October 31, 2008, and

•	145,463 square feet or 12% was leased to one tenant in the financial services industry, whose leases expire on March 31, 2006 and December 29, 2015.

The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Companies’ tenant leases have remaining terms of up to 22 years and generally include tenant renewal options that can extend the lease terms.

6. GOVERNING AGREEMENTS AND INVESTOR RIGHTS

     Governance of the Fund

The Fund is governed by the Partnership Agreement, as amended and restated on November 23, 2004. The term of the Fund shall continue in full force and effect until it is dissolved pursuant to the provisions in the Partnership Agreement.

Management — Capital, as managing general partner, manages the day to day affairs of the Fund through an advisory agreement with Hines. The managing general partner has the power to direct the management, operation and policies of the Fund subject to oversight of a management board. On November 23, 2004, a subsidiary of Hines Real Estate Investment Trust, Inc. (“HinesREIT”), obtained a non-managing general partner interest in the Fund. As a result, the Fund is required to obtain approval from HinesREIT for certain significant actions as defined in the Partnership Agreement.

Governance — The Managing General Partner is subject to the oversight of a management board consisting of seven members. The approval of the management board is required for: acquisitions and dispositions of investments, incurring indebtedness, issuing new equity interests in the Fund, approving annual budgets and other major decisions as outlined in the Partnership Agreement. In addition, the Managing General Partner is also advised by an advisory committee consisting of certain Fund Investors (as defined in the Partnership Agreement); provided that no member of the committee is an affiliate of Hines. The advisory committee’s approval is not required for any actions of the Managing General Partner except under certain circumstances, primarily related to transactions with Hines or its affiliates.

Contributions — New investors entering the Fund acquire partnership units under the terms of a subscription agreement. This agreement specifies the number of units to be exchanged for capital contributions in cash at a specified price per unit (“Capital Commitment”). The units may be paid for and issued in installments, however the new investor is admitted to the Fund as a partner upon payment of the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the general partner.

Distributions — Cash distributions will be made to the partners of record as of the applicable record date, not less frequently than quarterly, on a pro rata basis based on their ownership interests.

Allocation of Profits/Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the Special and Curative allocations as defined in the Partnership Agreement.

Fees — Limited partners of the Fund pay acquisition and asset management fees to the general partner. These fees are in addition to, and do not reduce, the capital commitment of the partner.

Redemptions — Beginning on the later of (i)  February 2, 2007, or (ii) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest's value based on the net asset value of the Fund. The Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would be inconsistent with the best interests of the Fund.

An affiliate of Hines contributed short term bridge equity to the Fund during 2004 to fund certain acquisitions. As institutional investors contributed capital to the fund during 2004, a portion of the affiliate’s partnership interest was redeemed for $35,010,671 in cash in accordance with the provisions of the Partnership Agreement. Such redemption was at the affiliate's original cost paid for the interest.

Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by the Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (the “NY Trusts”). However, the Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trusts have a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Fund are pledged to secure such indebtedness.

     Rights of General Motors Investment Management Corporation

An Amended and Restated Investor Rights Agreement (“Rights Agreement”) between Hines, the Fund, Hines-Sumisei NY Core Office Trust, General Motors Investment Management Corporation (“GMIMC”), First Plaza Group Trust, GMAM Core Plus II-NYC-DC, LLC and Xerox Corporation Trust Agreement to Fund Retirement Plans (combined as “Institutional Co-Investors”) dated December 23, 2003, provides GMIMC with certain rights related to major decisions, co-investment, redemptions, and forced sale of assets. The Institutional Co-Investors currently co-invest with the Core Fund in six of the Fund’s Properties, owning effective interests in the Properties as follows:

Institutional Co-Investors’
Property	Effective Interest
425 Lexington Avenue, 499 Park Avenue, 1200 19th Street	57.89%
600 Lexington Avenue	57.89%
One Shell Plaza, Two Shell Plaza	49.50%

Major decisions – include the sale of an investment, entering into financing or refinancing agreements, material alterations to assets, acceptance of capital contributions, issuance of additional securities, entering into leasing transactions affecting 15% of the net rentable area of the building, entering into a property management agreement, entering into new or revised agreements between the Fund, Hines or affiliated entities, and any actions that are reasonably likely to have an impact on the value of the investments.

Co-Investment rights — include the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment, subject to certain limitations.

GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, the GMIMC must invest at least 50% of the capital to be invested from sources other than the Fund.

GMIMC is not entitled to co-investment rights with respect to additional capital raised by the Fund in relation to the initial four properties acquired from Sumitomo Life; or if the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

Redemption rights - For each asset in which Institutional Co-Investors or other funds advised by GMIMC acquire interests pursuant to the GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the GMIMC elects to extend this period.

Forced sale rights — Any co-investment entity through which one or more Institutional Co-Investors co-invest in any Fund investment, (each, a “Co-Investment Entity”), is required to consult with GMIMC prior to making certain specified major decisions. If GMIMC is not satisfied with any major decision made by a Co-Investment Entity (other than a decision to sell an investment), GMIMC has the right to require such Co-Investment Entity to sell the investment or investments which are affected by the major decision (provided, that if all assets owned by any such Co-Investment Entity are so affected, the Co-Investment Entity can elect to redeem the entire interest of all Institutional Co-Investors in such entity). In the event of such a forced sale or redemption, each Institutional Co-Investor having an interest in the affected investment would be entitled to receive a forced sale payment amount equal to the amount that would have been distributed to such investor had such investment been sold and the proceeds distributed to all persons having an interest in such investment as of the date GMIMC initiated the forced sale or redemption requirement. Pending such sale or redemption, each such Institutional Co-Investor would be entitled to receive, in preference to any distributions to other investors having an interest in such investment and in lieu of any amounts otherwise distributable to such Institutional Co-Investor in respect of such asset, distributions which accrue at a specified rate on the forced sale payment amount described in the preceding sentence; with such rate of accrual increasing to a higher, default rate if the investment is not sold (or such Institutional Co-Investor’s interests therein redeemed) within a specified period of time.

IK US Portfolio Invest GmbH & Co. KG

IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), paid $20,000,000 for 20,000 units of limited partner interest in Hines-Sumisei US Core Office Properties LP (“US Core Properties”), a subsidiary of the Fund, and made a commitment to contribute an additional $80,000,000 to US Core Properties, in exchange for additional units of limited partner interest, which is conditioned on it raising sufficient equity capital to fund such commitment. The IK Fund has the right to require US Core Properties to redeem all or any portion of its interest in US Core Properties on December 31, 2014, at its then net asset value. The Fund is obligated to provide US Core Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to US Core Properties. Prior to December 31, 2014, the IK Fund is not entitled to participate in the redemption rights generally available to Fund investors until 2015 and each calendar year thereafter.

7. RELATED-PARTY TRANSACTIONS

The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines received the following:

•	A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. Hines earned management fees of $1,937,774 (unaudited) and $527,231 for the nine months ended September 30, 2004 and the period of August 8, 2003 through December 31, 2003, respectively.

•	Reimbursement for various direct services performed off-site in an amount equal to the lesser of $.20 per square foot per year or the actual amounts recovered from tenants for such services. For the nine months ended September 30, 2004 and the period of August 8, 2003 through December 31, 2003, reimbursable services to Hines were $267,674 (unaudited) and $72,553, respectively.

•	Leasing commissions in the amounts of $178,181 (unaudited) and $37,309 were earned by Hines during the nine months ended September 30, 2004 and the period of August 8, 2003 through December 31, 2003, respectively.

•	Construction management fees in the amounts of $ 3,241 (unaudited) and $5,000 were earned by Hines during the nine months ended September 30, 2004 and for the period of August 8, 2003 through December 31, 2003, respectively.

•	Other fees, primarily related to parking operations in the amounts of $175,189 (unaudited) and $ 0 were earned by Hines during the nine months ended September 30, 2004 and for the period of August 8, 2003 through December 31, 2003, respectively.

In addition, Hines 1200 Nineteenth Street LLC has entered into a lease agreement for the parking garage with Hines Core Fund Services, LLC, (“Services”), a related party. Services owes approximately $64,387 (unaudited) under the terms of the lease agreement at September 30, 2004 and $105,000 for the period of August 8, 2003 through December 31, 2003.

At September 30, 2004, the Properties owed Hines approximately $417,670 (unaudited) and approximately $330,986 at December 31, 2003, for accrued management fees, payroll expense and off-site services.

The Fund has accounts payable due to Capital in the amount of $2,500,000 (unaudited) at September 30, 2004 and $1,774,661 at December 31, 2003, related to organizational costs paid by Hines during the start-up period of the Fund.

The Fund also has related party receivables and payables with Hines and its affiliated entities primarily relating to legal costs paid on behalf of either the Fund or an affiliated entity. Receivables due to the Fund from Hines and its affiliated entities were $236,896 (unaudited) and $4,525 at September 30, 2004 and December 31, 2003, respectively. Payables to Hines and its affiliated entities from the Fund were $7,576,647 (unaudited) at September 30, 2004 and $-0- at December 31, 2003.

8.   COMMITMENTS AND CONTINGENCIES

At December 31, 2003, Hines 425 Lexington LLC was obligated under various agreements related to the potential future expansion of a major tenant at 425 Lexington. If the expansion occurred and the prospective lease rate of the expansion space was greater than the current lease rate, a payment of approximately $9,800,000 would have been due to an affiliate of Sumitomo Life Realty (N.Y.), Inc. Additionally, if the expansion did not occur, a monthly escrow of approximately $200,000 was required by the holders of the mortgage payable, Bank of America and Connecticut General Life Insurance Company, to pay for future tenant inducements beginning in October 2005. In addition, Hines 425 Lexington LLC also had a potential obligation to the tenant in the amount of $2,000,000 to undertake future base building upgrades. As discussed in Note 10 below, effective October 27, 2004, the major tenant’s lease was restructured. As part of the restructuring, these potential obligations were released.

9.   FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure about fair value of financial instruments is based on pertinent information available to management as of September 30, 2004 (unaudited) and December 31, 2003. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of September 30, 2004 (unaudited) and December 31, 2003, management estimates that the carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and other liabilities and dividends payable are at amounts which reasonably approximate fair value.

10. SUBSEQUENT EVENTS

On October 4, 2004, an additional investor contributed capital to the Fund. This new investor contributed $10,000,000 to the Fund in exchange for a 3.573% ownership interest. The contributed capital was used to replace equity provided to the Fund by an affiliate of Hines.

Also on October 4, 2004, an additional investor contributed capital to US Core Properties. This new investor contributed $20,000,000 to US Core Properties in exchange for a 9.749% ownership interest. The contributed capital was used to redeem equity held by an affiliate of Hines.

Effective October 27, 2004, 425 Lexington LLC (the “Landlord”) entered into a material transaction which restructured and extended the leases of the building’s two major tenants: Simpson Thacher Bartlett LLP (“STB”) and Canadian Imperial Bank of Commerce (“CIBC”). As a result of this transaction, current rentable square footage (“RSF”) and lease expiration for the respective leases are as follows:

Tenant	RSF	Lease Expiration	% of building space
STB	552,097	10/31/18	81%
CIBC	133,153	10/31/18	19%

As part of the lease transactions, CIBC terminated space (approximately 162,000 rsf) which expired October 31, 2008. In connection with such termination, CIBC paid Landlord a termination fee of approximately $13,100,000. Landlord was required by its lender to escrow the termination payment in order to pay costs incurred with the transactions. Such costs, which include commissions, tenant improvements, free rent periods and base building capital work, are estimated to be in the range of $25,000,000 and will be incurred through 2008.

On November 23, 2004, Hines REIT Properties L.P. (the “Operating Partnership”), a subsidiary of HinesREIT, which is the sole general partner of the Operating Partnership, acquired 35,000 units of partnership interest (“Partnership Units”) in the Fund from Associates II. Hines REIT paid $19,075,849 of $35,000,000 owed for an approximate 12.5% interest in the Fund. The remaining $15,924,151 of deferred purchase price was to be paid as Hines REIT received proceeds from an offering. Concurrently with the acquisition of these Partnership Units, the Operating Partnership was admitted as a non-managing general partner of the Fund in accordance with the terms of the Fund’s Partnership Agreement. The remaining deferred purchase price was paid in full as of January 27, 2005.

On February 1, 2005, the Operating Partnership acquired 21,629.482 Partnership Units in the Fund from Hines US Core LLC, an affiliate of Hines, for a total purchase price of $21,629,482. The Operating Partnership paid $2,492,000 of the total purchase price on February 1, 2005 and will pay the remaining $19,137,482 of deferred purchase price as Hines REIT receives additional net proceeds from its ongoing offering.

******

HINES REAL ESTATE INVESTMENT TRUST, INC.

Unaudited Pro Forma Consolidated Financial Statements
September 30, 2004

     Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) has acquired a $35 million interest in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), an affiliate of Hines Interests Limited Partnership (“Hines”), from an affiliate of Hines. The Unaudited Pro Forma Consolidated Balance Sheet assumes the Company received gross proceeds of $38.8 million, including the $10 million contribution by Hines Real Estate Holdings Limited Partnership, an affiliate of Hines (“HREH”), reduced for payment of selling commissions, dealer manager fees, organizational and offering costs and acquisition fees and expenses, and subsequently invested $35 million in the Core Fund on September 30, 2004. The Unaudited Pro Forma Consolidated Statements of Operations assume the Company invested $35 million in the Core Fund on January 1, 2004. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The Unaudited Pro Forma Consolidated Balance sheet is not necessarily indicative of what the actual Consolidated Balance Sheet would have been had this transaction occurred on September 30, 2004. The Unaudited Pro Forma Consolidated Statements of Operations are not necessarily indicative of what actual results of operations would have been had this transaction occurred on January 1, 2004, nor do they purport to represent the results of operations for future periods. These pro forma financial statements do not give effect to additional proceeds, if any, from the Offering.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2004

		Adjustments for
	Historical	Acquisitions			Pro Forma
ASSETS
Cash	$211,000	$		(a)(b)(c)	$211,000
Escrowed investor proceeds	2,497,423		(2,497,423	)(b)	—
Prepaid insurance	97,874				97,874
Deferred offering costs	188,000		(188,000	)(a)	—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	—		35,200,000	(c)	35,200,000

TOTAL ASSETS	$2,994,297		$32,514,577		$35,508,874

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable	$19,038		$—		$19,038
Accrued expenses	122,958		—		122,958
Escrowed investor proceeds liability	2,497,423		(2,497,423	)(b)	—
Participation interest liability	—		394,400	(d)	394,400
Due to affiliate, net	877,425		18,712,600	(b)(a)	19,590,025

Total Liabilities	3,516,844		16,609,577		20,126,421
Minority interest	200,000		10,000,000	(b)	10,200,000
Commitments and Contingencies Shareholders’ equity (deficit):
Common stock	1		2,882	(b)	2,883
Additional paid in capital	9,999		19,990,118	(b)(a)	20,000,117
Retained deficit	(732,547)		(14,088,000	)(a)(d)	(14,820,547)

Total shareholders’ equity (deficit)	(722,547)		5,905,000		5,182,453

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$2,994,297		$32,514,577		$35,508,874

See notes to unaudited pro forma consolidated balance sheet and unaudited note to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004

(a)	To record the pro forma effect of organization and offering costs incurred through September 30, 2004, net of reimbursements to Hines from pro forma gross offering proceeds raised and retirement of capitalized deferred offering costs against additional paid-in capital. Total costs incurred through September 30, 2004 were approximately $19.6 million, of which $6.3 million related to offering costs, which was treated as a reduction to offering proceeds, and $13.3 million related to organizational and internal offering costs expensed.

(b)	To record the pro forma effect of the receipt of gross proceeds of $38.8 million, including the $10 million contribution by HREH, reduced for payment of selling commissions and dealer manager fees of approximately $2.4 million and reimbursement of organizational and offering costs to the Advisor of approximately $865,000.

(c)	To record the pro forma effect of the investment of $35 million of net proceeds in the Core Fund and third-party acquisition costs related to the investment.

(d)	To record the pro forma effect of the acquisition fee incurred, including the amount related to the Participation Interest, related to the Company’s investment in the Core Fund.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

		Adjustments for
	Historical	Acquisitions		Pro Forma
REVENUES
Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$(240,900	)(a)	$(240,900)

Total Revenues		(240,900)		(240,900)
EXPENSES
Asset management and acquisition fees		1,182,500	(b)	1,182,500
Organizational and offering expenses	409,668	13,299,300	(c)	13,708,968
General and administrative expenses	302,452	—		302,452

Total Expenses	712,120	14,481,800		15,193,920

NET LOSS	$(712,120)	$(14,722,700)		$(15,434,820)

Loss per common share	$(712.12)	$(5.11)		$(5.35	)(d)

Weighted average number of common shares outstanding	1,000	2,882,000		2,883,000	(d)

See notes to unaudited pro forma consolidated statement of operations and unaudited note to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2004

(a)	To record the pro forma effect of the Company’s equity in losses of its $35 million (representing approximately 12% of the Core Fund’s equity) anticipated investment in the Core Fund assuming the Company’s investment in the Core Fund and the Core Fund’s acquisitions of the four properties held by NY Trust I and NY Trust II, the two Shell Buildings (all as defined below) and the two San Francisco Properties (as defined below) occurred on January 1, 2004. Utilizing historical operating data for the eight properties and adjusting for the impact of the purchase accounting on rental revenues for straight-line rent and amortization of intangibles, depreciation and amortization and interest expense, unaudited pro forma net loss for the Core Fund for the nine months ended September 30, 2004 is approximately $1,961,000.

(b)	To record the pro forma effect of the asset management and acquisition fees incurred, including the amount related to the participation interest in the Operating Partnership held by HALP Associates Limited Partnership, related to the Company’s investment in the Core Fund.

(c)	To record the pro forma effect of organizational and internal offering expenses.

(d)	Pro forma loss per common share is calculated by dividing the pro forma net loss for the period by the pro forma weighted average number of common shares outstanding during the period. The pro forma weighted average number of common shares outstanding is calculated assuming that (i) the 1,000 common shares purchased by Hines REIT Investor, L.P. on August 27, 2003 were outstanding during the entire period, (ii) 2,882,000 additional common shares were authorized, issued and outstanding during the entire period (representing the number of common shares which would need to be issued (in addition to the $10 million contribution by HREH) to provide net proceeds of $35 million) and (iii) there were no dilutive potential common shares for the period.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2004

(1) Core Fund

     The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. In August 2003, the Core Fund, Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”), three independent pension plans and funds (collectively, the “NY Trust Institutional Investors”) and Hines organized Hines-Sumisei NY Core Office Trust (“NY Trust I”) to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. In August 2003, NY Trust I acquired these properties for an aggregate purchase price including capitalizable transaction costs of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from the NY Trust Institutional Investors and Hines affiliates, bridge financing and long-term mortgage debt from committed lenders.

     In January 2004, the Core Fund, Sumitomo Life and the NY Trust Institutional Investors organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”) to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price including capitalizable transaction costs of approximately $91,600,000. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt.

     The Core Fund holds an indirect approximate 38% tenant-in-common interest in One Shell Plaza and Two Shell Plaza (collectively, the “Shell Buildings”). Certain institutional investors affiliated with the NY Trust Institutional Investors, affiliates of Hines and other third-party investors hold the remaining approximate 62% indirect tenant-in-common interests in these buildings. The Core Fund’s total equity contribution for its interest in the Shell Buildings was approximately $12,000,000 (the gross purchase price of all tenant-in-common interests totaled approximately $351,772,000). This investment is fully consolidated in the Core Fund’s unaudited pro forma consolidated financial statements which follow.

     In September 2004, the Core Fund acquired an indirect 76.68% interest the office buildings located at 55 Second Street and 101 Second Street in the central business district of San Francisco, California (the “ San Francisco Properties”). Certain affiliates of Hines and other third-party investors hold the remaining approximate 23.32% indirect interests in these buildings. The aggregate purchase price for the Properties, including transaction and working capital costs and prepayment and interest rate buy-down fees, was approximately $305,000,000. The acquisition was funded by (i) cash proceeds contributed to the Core Fund or subsidiaries of the Core Fund by affiliates of Hines and third-party institutional investors, (ii) proceeds from a $22,978,000 mezzanine loan, (iii) proceeds from an $80,000,000 mortgage loan secured by 55 Second Street, and (iv) the assumption of a mortgage loan secured by 101 Second Street which, after the closing, had a principal amount of $75,000,000.

     The unaudited pro forma consolidated financial statements have been prepared assuming the Company’s investment in the Core Fund will be accounted for utilizing the equity method as it is anticipated the Company will have the ability to exercise significant influence over, but will not exercise financial and operating control over, the Core Fund.

     The unaudited pro forma consolidated condensed financial statements of the Core Fund are summarized below. These financial statements have been prepared assuming the acquisition of the eight acquired properties discussed above were made as of January 1, 2004 for purposes of the unaudited pro forma consolidated condensed statements of operations and as of the date of acquisition for the unaudited pro forma consolidated condensed balance sheet.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED NOTE TO PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)
September 30, 2004

Unaudited Pro Forma Consolidated
Condensed Balance Sheet of the Core Fund
September 30, 2004

ASSETS
Cash	$53,204,000
Property, net	1,108,548,000
Other assets	204,317,000

Total Assets	$1,366,069,000

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$739,733,000
Other liabilities	75,195,000
Minority interest	279,928,000
Partners’ capital	271,213,000

Total Liabilities and Partners’ Capital	$1,366,069,000

Unaudited Pro Forma Consolidated
Condensed Statement of Operations of the Core Fund
For the Nine Months Ended September 30, 2004

Revenues	$117,002,000
Expenses:
Interest	32,044,000
Depreciation and amortization	36,710,000
Operating, general and administrative and other	48,401,000

Total Expenses	117,155,000
Minority interest	1,808,000

Net Loss	$(1,961,000)